UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

RANPAK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	98-1377160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PACK WS	New York Stock Exchange

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2020, Ranpak Holdings Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1, which is incorporated herein by reference. On May 11, 2020, at 8:30 a.m. (ET), the Company will host a conference call and webcast in which its financial results for the quarter ended March 31, 2020 will be discussed.

The information included in this item, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Ranpak Holdings Corp. (the “Company”) and Trent Meyerhoefer have agreed that, effective May 15, 2020, he will step down as the Chief Financial Officer and leave the Company to pursue other opportunities. Mr. Meyerhoefer has confirmed that his departure is not related to any disagreement with the Company. Upon Mr. Meyerhoefer’s departure, William Drew will become the interim Chief Financial Officer of the Company.

Mr. Drew, 38, currently serves as the Chief of Staff of the Company, a role he has held since October 2, 2019. Prior to this, from June 3, 2019, the date of the business combination with Rack Holdings Inc., Mr. Drew served as Head of Business Development.  Prior to the closing of the business combination, Mr. Drew served as the Managing Director of One Madison Group from September 2017 to June 3, 2019. Previously, Mr. Drew spent five years at HRG Group where he was Vice President, Investments and worked on numerous M&A and capital markets transactions.  In connection with his appointment as interim Chief Financial Officer, Mr. Drew will not be entitled to any additional compensation.

In connection with his departure, the Company and Mr. Meyerhoefer entered into a separation agreement and release. Pursuant to his separation agreement, which becomes effective on May 15, 2020, Mr. Meyerhoefer will be entitled to, among the other benefits provided for in the agreement: (i) a continuation of his base salary for 12 months following the separation date at his current annual rate of $368,680, (ii) a pro rata 2020 bonus based on 2020 performance, (iii) COBRA continuation premium payments for Mr. Meyerhoefer and his dependents for up to 6 months following the separation date and (iv) vesting of 27,094 of Mr. Meyerhoefer’s outstanding restricted stock units.

The foregoing description of the separation agreement with Mr. Meyerhoefer contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K. and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between the Company and Trent M. Meyerhoefer dated May 6, 2020

99.1*	Press release dated May 11, 2020 entitled “Ranpak Holdings Corp. Reports First Quarter 2020 Financial Results”

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	RANPAK HOLDINGS CORP.

	By:	/s/ Trent M. Meyerhoefer
Trent M. Meyerhoefer Chief Financial Officer

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